UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

     CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
June 21, 2006

INGRAM MICRO INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or organization)	1-12203 (Commission File Number)	62-1644402 (I.R.S. Employer Identification No.)

1600 E. St. Andrew Place Santa Ana, CA 92799-5125 (Address, including zip code of Registrant’s principal executive offices) Registrant’s telephone number, including area code: (714) 566-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

      Pursuant to Ingram Micro Inc.’s (the “Company”) Corporate Governance Guidelines, Mr. Dale R. Laurance, due to his position as Chairman of the Governance Committee, is automatically the Lead Director of the Board, and as such, presides at executive sessions of the Company’s non-management directors.

     In addition, with respect to contacting the Board, any interested party who desires to communicate with the Company’s non-management directors may so do as follows:

  Confidentially or anonymously through the Company’s Hotline, 1 (877) INGRAM2, or 1(877) 464-7262.

  By writing to the Board of Directors. The Corporate Secretary will promptly forward interested party communications so received to the Company’s Board of Directors, to the individual director or directors to whom the communication was addressed or other appropriate departments or outside advisors, depending on the nature of the concern. Interested parties who wish to communicate directly with the Board of Directors may do so by writing to the Company’s Corporate Secretary, Worldwide Legal Department, Ingram Micro Inc., 1600 East Saint Andrew Place, Santa Ana, California 92705.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGRAM MICRO INC.

By:	/s/ Larry C. Boyd

Name:	Larry C. Boyd
Title:	Senior Vice President, Secretary and General Counsel

Date: June 21, 2006